EXHIBIT 10.18

DATED 1 June 2009

(1) HERITAGE GROUP SERVICES LIMITED

and

(2) JULIAN ENOIZI

EMPLOYMENT CONTRACT

EXHIBIT 10.18

INDEX

Clauses	Page No.

INDEX	2

1. Interpretation	1

2. Appointment	2

3. Term and notice	2

4. Duties	3

5. Salary	4

6. Expenses	5

7. Profit Sharing	5

8. Share schemes	6

9. Pensions, health and medical insurance	6

10. Illness	7

11. Holidays	8

12. Other business interests	9

13. Confidential and business information	9

14. Non competition	10

15. Termination and Suspension	12

16. Events on Termination	14

17. Resignation of offices	15

18. Grievance and disciplinary procedures	16

19. Inventions and improvements	16

20. General	17

21. Reconstruction or amalgamation	18

22. Notices	19

23. Extent and subsistence of Agreement	19

24. Governing law and jurisdiction	19

EXHIBIT 10.18

EMPLOYMENT CONTRACT

DATE:    1 June 2009

PARTIES:

(1)	Heritage Group Services Limited, whose registered office is at Knollys House, 47 Mark Lane, London, EC3R 7QQ (“the Company”); and

(2)	Julian Enoizi of The Island, Health Drive, Walton on the Hill, Surrey, KT20 7QE, United Kingdom (“the Executive”).

OPERATIVE PROVISIONS

1.	Interpretation

1.1	In this Agreement the following words and expressions shall have the following meanings:

“Group Company” means any company, which is at, or at any time after, the date of this Agreement, a holding company of the Company or a subsidiary undertaking of the Company or of any such holding company (as such expressions are defined in the Companies Act 2006);

“Termination Date” means the date of the termination of the employment of the Executive hereunder, howsoever caused.

1.2	In this Agreement (unless the context otherwise requires):

(a)

any reference to any statute or statutory provision shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision for the time being in force or to any subordinate legislation made under the same;

(b)	any reference to a Clause is to a Clause of this Agreement;

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(c)

the expression “directly or indirectly” means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person, firm or body corporate and whether on his own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person, firm or body corporate.

1.3	The headings contained in this Agreement are for convenience only and do not form part of and shall not affect the construction of this Agreement or any part of it.

2.	Appointment

2.1	The Company hereby appoints the Executive and the Executive agrees to serve the Company as Chief Executive Officer of Heritage Managing Agency, Ltd. and Heritage Underwriting Agency, Ltd.

2.2

The Executive warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party binding upon him.

2.3	The Executive warrants that he is entitled to work in the United Kingdom without any additional approvals and will notify the Company immediately if he ceases to be so entitled during his employment.

2.4

The Company will be entitled from time to time without any further consent from the Executive to second the Executive to the employment of any other Group Company without prejudice to the rights of the Executive under this Agreement or to the provisions of this Agreement or to transfer this Agreement to any other Group Company at any time and without prior notice to the Executive so that this Agreement shall have effect after the transfer as if originally made between the Executive and such Group Company.

3.	Term and notice

3.1

Subject to the provisions of Clause 15, the employment of the Executive shall commence 1 June 2009, following which the employment shall continue unless and until terminated by either party giving the other not less than 6 months notice. After the Executive has been employed for 6 months and notice of termination has not been given either party at such time, the employment shall continue unless and until terminated by either party giving the other not less than 12 months notice.

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3.2

The Company reserves the option in its absolute discretion to terminate the Executives’ employment by paying him in lieu of notice. The payment shall be based solely on the Executive’s basic salary under clause 5.1, without taking into account any profit sharing schemes, holiday pay, pension contributions or benefits in kind, and shall be subject to deductions for income tax and national insurance contributions as appropriate. The Executive will not, under any circumstances, have any right to a payment in lieu of notice unless the Company has made an election by written notice to make such a payment to the Executive.

3.4

The Executive’s employment under this Agreement will commence on 1 June 2009. For the purposes of continuous employment in accordance with s.231(6) Employment Rights Act 1996, the Executive’s continuous employment dates from 1 June 2009.

4.	Duties

4.1	The Executive shall during the continuance of his employment:

(a)

exercise such powers and perform such duties including serving as a director in relation to the business of the Company or of any Group Company as may from time to time be vested in or assigned to him;

(b)

well and faithfully serve the Company and any relevant Group Companies to the best of his ability and carry out his duties in a proper and efficient manner and use his best endeavours to promote and maintain their interests and reputation.

4.2	In performance of his duties the Executive shall:

(a)

comply with the Company’s normal hours of work and will also work any additional hours which are reasonably necessary to perform his duties. The Executive will not receive any further remuneration for any hours worked in addition to the normal working hours. Attached to this Agreement at Annex A is an opt-out agreement for the purposes of the Working Time Regulations 1998 (“the Regulations”). Although you may be exempt from the Regulations, the effect of signing an opt-out would be to confirm that, until notice in accordance with the opt-out terms is given, employment under this Agreement will not be covered by the 48 hour per week maximum limit on working hours imposed by the Regulations. You are hereby requested to sign the opt-out annexed to this Agreement at Annex A;

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(b)

perform his duties at Knollys House, 47 Mark Lane, London, EC3R 7QQ or at such other location in the United Kingdom as the Company shall reasonably require, whether on a permanent or temporary basis; and

(c)

travel to such places (whether inside or outside the United Kingdom) in such manner and on such occasions as the Company may from time to time reasonably require, provided that any work outside the United Kingdom shall not exceed a period of one month at a time.

4.3

For the avoidance of doubt, subject always to the Executive retaining the same or a similar level of responsibility, authority, remuneration and status, the Company may, in its absolute discretion, reasonably vary from time to time the functions and job title of the Executive.

5.	Salary

5.1

The Company shall pay to the Executive by way of remuneration for his services under this Agreement a basic salary of £310,000, which shall accrue from day to day and be payable in arrears by equal monthly instalments on or around the 24th of each month by credit transfer to your nominated bank or building society account. Where the Executive is only employed during part of a month the salary will be pro-rated.

5.2	Such salary shall be reviewed by the Company in March in each calendar year, but without any commitment to increase, with any change effective from 1st April following the review.

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5.3

The Company shall be entitled to deduct from any sums payable to the Executive (including salary) all sums from time to time owed to the Company or to any Group Company by the Executive howsoever arising and the Executive expressly agrees to such deductions, pursuant to Part II of the Employment Rights Act 1996.

6.	Expenses

The Company shall reimburse the Executive all reasonable travelling, hotel, entertainment and other out of pocket expenses properly incurred by him in or about the performance of his duties under this Agreement subject to his compliance with the Company’s then current guidelines, if any, relating to expenses and to the production of receipts, vouchers or other supporting documents.

7.	Profit Sharing

7.1

At the absolute discretion of the Company the Executive shall during the continuance of his employment, in addition to the basic salary payable to him pursuant to Clause 5.1, be allowed to participate in such profit sharing schemes as the Company may operate for employees of comparable status from time to time, subject to the rules of any such schemes from time to time. Any profit sharing award shall not form part of the Executive’s contractual remuneration under this agreement. Any profit sharing payment payable in accordance with this clause shall not be pensionable. If the Company makes a profit sharing payment to the Executive in respect of a particular financial year of the Company it shall not be obliged to make subsequent profit sharing payments to him in respect of subsequent financial years of the Company. The Company may alter the terms of profit sharing targets or withdraw them altogether at any time without prior notice. The Executive will have no right to a profit sharing payment if:

(a)	he or she has not been employed throughout the whole of the relevant financial year of the Company; or
(b)	he is under notice of termination (whether given by the Executive or the Company) at or prior to the date when a profit sharing payment might otherwise have been payable

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8.	Long-Term Incentive Plans

8.1

At the absolute discretion of the Company, the Executive shall be allowed to participate in such long-term incentive plans as the Company’s ultimate parent may operate for employees of comparable status, subject to the rules of such plans from time to time and upon such terms as the Company’s ultimate parent may from time to time determine. In any such plan, no shares, securities, option or rights to acquire the same shall vest or accrue after notice of termination has been given by either party including where the Executive is on garden leave.

8.2

The Executive shall have no claim against the Company or any Group Company in connection with the termination of his employment in relation to the provision of any written agreement which has the effect of requiring the Executive to sell or give up shares, securities, option or rights to acquire the same and/or which causes any such option or rights to lapse or reduce in value.

9.	Pensions, health and medical insurance

9.1	The Executive shall during his employment, subject to the insurer in each case accepting the Executive for cover under the relevant policy and at normal rates, be entitled to participate in such:

(a)	permanent health insurance scheme;

(b)	arrangements for private medical treatment or medical health insurance;

(c)	life insurance scheme; and

(d)	critical illness insurance scheme;

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operated from time to time by or for the Company for the benefit of employees of the Company or any Group Company of equivalent status to the Executive, subject to any applicable rules and conditions and subject to the Company’s right to substitute other schemes for such schemes or amend the scale, and level of benefits provided under such schemes provided that any such change or substitution provides substantially the same level of coverage. The Executive understands and accepts that it is the decision of the insurer whether benefits are to be paid under any of the schemes or policies referred to in this clause and the Company shall have no liability or responsibility for any decision that is made by the insurer. For the avoidance of doubt, the Company shall not be liable to make any payments unless it has received appropriate payments from the insurer.

9.2

During his employment hereunder the Company shall each month pay into such personal pension plan of the Executive as he shall direct an amount calculated (and accruing on a daily basis) at an annual rate equivalent of fifteen (15) per cent of the Executive’s salary for the time being payable under clause 5.1.

9.3	No contracting out certificate is in force in relation to this employment.

10.	Illness

10.1

The Executive shall in the event of illness or other incapacity beyond his control as a result of which he is unable to perform his duties remain entitled to receive his salary in full for any continuous period of 6 months or an aggregate period of 6 months’ absence in any consecutive twelve month period subject to:

(a)

compliance with the Company’s procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or (at the Company’s discretion) undergoing a medical examination by a doctor appointed by the Company. The Executive shall co-operate in ensuring the prompt delivery of such report to the Company subject to disclosure to the Executive or his General Practitioner and authorise his own medical practitioner to supply all such information as may be required by that doctor and, if so requested by the Company, authorise his medical practitioner to disclose to the Company his opinion of the Executive’s state of health;

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(b)	a deduction (at the Company’s discretion) from his salary of an amount or amounts equal to any statutory sick pay or social security benefits to which the Executive is entitled;

(c)

a deduction (at the Company’s discretion) from his salary of an amount or amounts equal to any payment made to the Executive under any health insurance arrangements effected from time to time by the Company and/or any Group Company on his behalf.

10.2

The Executive hereby covenants with the Company on behalf of himself/herself and his personal representatives at all times fully and effectively to comply with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director and/or officer of the Company and further undertakes to co-operate fully and assist the Company or the relevant Group Company in relation to any claim(s) made or to be made in connection with such insurance policy (including without limitation submitting to a medical examination) notwithstanding that this Agreement has been terminated or has come to an end.

11.	Holidays

11.1

The Executive shall be entitled to 30 working days’ holiday (in addition to the normal bank and other public holidays and accruing on a weekly basis) in each calendar year commencing on 1 January in each year (of which not more than 15 working days may be taken consecutively) to be taken at such times as the Company shall consider most convenient having regard to the requirements of the Company’s business.

11.2

Save with the prior written consent of the Company, untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year. No payment shall be made for any unused holiday entitlement.

11.3

The Company reserves the right, at its absolute discretion, to require the Executive to take any outstanding holiday during any notice period or to make payment in lieu thereof on termination as set out in clause 11.4 below.

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11.4

On termination of the Executive’s employment (howsoever occasioned), if the Executive has taken more or less than his annual holiday entitlement an appropriate adjustment shall be made to any payment of salary or benefits from the Company to the Executive.

12.	Other business interests

12.1

The Executive shall not during the continuance of his employment (whether during or outside working hours) without the prior consent in writing of the Company, be directly or indirectly engaged, concerned or interested in any business, profession or occupation other than the Company provided that nothing in this Clause 12 shall prohibit the Executive from being interested as a director or the holder of not more than ten per cent of any class of stock, shares or debentures or other securities in any company or as the Company from time to time agrees in writing such agreement not to be unreasonably withheld or withdrawn so long as such interests of the Executive or any of them shall not prejudice the business interests of the Company or of any Group Company and for so long as the Executive shall during his employment comply with the provisions of this Clause 12.

12.2

The Executive shall not during the continuance of his employment (except with the prior written consent of the Company) introduce to any other person firm or company business of any kind which could appropriately be dealt with by the Company or any Group Company and/or have any financial interest in or derive any financial benefit from the contracts made by the Company or any other Group Company with any third party.

13.	Confidential and business information

13.1

In addition to and without prejudice to the Executive’s common law obligations to keep information secret, the Executive shall not (except for the purpose of performing his duties hereunder or unless ordered to do so by a court) during his employment or after its termination directly or indirectly use, disclose or communicate Confidential Information and he shall use his best endeavours to prevent the improper use, disclosure or communication of Confidential Information, which for these purposes means:

(a)

any information of a confidential nature (whether private or secret information including information relating to corporate strategy, business development plans, intellectual property, business contacts, names and addresses of actual and potential customers and their requirements, terms of business with such customers and potential customers, annual budgets, management accounts and other financial information) of the Company or any Group Company or of any client or prospective client of the Company or of any Group Company or of any person or entity which shall have disclosed information to any member of the Company or any Group Company; and/or

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(b)	any confidential report or research undertaken by or for the Company or any Group Company before or during the course of his employment; and/or

(c)	information so designated by the Company or any Group Company or which to the Executive’s knowledge has been supplied to the Company or any Group Company subject to any obligation of confidentiality.

13.2

The restrictions contained in this Clause 13 shall cease to apply with respect to any information, confidential report or research which comes into the public domain otherwise than through an unauthorised disclosure by the Executive or a third party. This clause is not intended to exclude or restrict the Executive’s right to make a protected disclosure under the Public Interest Disclosure Act 1998 if the Executive reasonably believes a harmful or illegal activity is being undertaken. In such a case, the Executive should refer to the Company’s Whistle Blowing Policy, which can be found in the Employee Handbook.

14.	Non competition

14.1	For the purposes of this Clause the following expressions shall have the following meanings:

(a)	“Relevant Employee” means:

any senior employee or consultant to the Company or any Group Company;

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(b)	“Relevant Customer” means a person, firm or company:

who at any time during the twelve months prior to the Termination Date was a customer of the Company or any Group Company (whether or not services were actually provided during such period) with whom the Executive had contact or about whom he became aware or informed in the course of his employment or intermediary of such customer with whom the Executive had contact or about whom he became aware or informed in the course of his employment or to whom at the Termination Date the Executive on behalf of the Company or any Group Company was actively and directly seeking to supply services in either case for the purpose of a Relevant Business; and

(c)	“Relevant Business” means:

a syndicate, managing agency at Lloyd’s or insurance company

(d)	“Restricted Goods and/or Services” means:

any services with the provision of which the Executive was materially concerned on behalf of the Company and/or any Group Company during the period of twelve months immediately prior to the Termination Date.

(e)	“Restricted Period” means:

the period of 12 months following the date of termination of this employment

14.2

In order to safeguard the legitimate business interests of the Company and any Group Company and particularly the goodwill of the Company and any Group Company in connection with its clients, suppliers and employees the Executive hereby undertakes with the Company (for itself and as trustee for each Group Company) that, and so that each undertaking below shall constitute an entirely separate, severable and independent obligation of the Executive, he will not (without the prior consent in writing of the Company), during the Restricted Period:

(a)	entice or solicit or endeavour to entice or solicit away from the Company or any Group Company any Relevant Employee;

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(b)	in competition with the Company or any Group Company supply or seek to supply Restricted Goods and/or Services to any Relevant Customer;

14.3

The Executive shall not (except with the prior written consent of the Company) at any time after the termination of his employment represent himself/herself to be connected with or interested in the business of or employed by the Company or any Group Company or use for any purpose the name of the Company or any Group Company or any name capable of confusion therewith.

14.4

Each of the paragraphs contained in clause 14.2 constitutes an entirely separate and independent covenant. If any covenant is found to be invalid this will not affect the validity or enforceability of any of the other covenants whilst at the date of this Agreement the duration, extent and application of each of the restrictions are considered by the Company and the Executive to be reasonable and necessary for the protection of the interests of the Company and Group Companies. It is acknowledged that if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be judged valid and effective if part of the wording thereof was deleted they shall apply with such modifications as may be necessary to make them valid and effective. The Executive further acknowledges that damages may not be an adequate remedy in respect of a breach of clause 14.2 and accordingly that injunctive relief or other equitable remedies may be sought and obtained by the Company acting on its behalf and/or on behalf of any Group Companies.

14.5

The Executive agrees that the Company may enforce the covenants (or any of them) set out in clause 14.2 after it has exercised its right to place the Executive on garden leave, but time spent on garden leave will be deducted from the Restricted Period. Provisions relating to garden leave are set out in clause 16.2 below, the Employee Handbook and on the Company Intranet.

15.	Termination and Suspension

15.1

Notwithstanding clause 3, the employment of the Executive may be terminated by the Company without notice or payment in lieu of notice if the Executive is guilty of gross misconduct or commits any serious or (having been given notice in writing) persistent material breach of any of his obligations to the Company or any Group Company (whether under this Agreement or otherwise). The following is a non-exhaustive list of circumstances in which the Company may terminate the Executive’s employment without notice or payment in lieu of notice:

(a)	the Executive refuses or neglects to comply with any reasonable lawful acts or directions given to him by the Company;

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(b)

the Executive is guilty of dishonesty or is convicted of any criminal offence by a court of competent jurisdiction (other than a minor motoring offence for which a fine or other non-custodial penalty is imposed) whether in connection with his employment or not;

(c)

the Executive is unable to perform his duties hereunder through illness or other incapacity (including, but not limited to, where the Executive becomes of unsound mind or a patient for the purpose of any statute relating to mental health) for any continuous period of 6 months or an aggregate period exceeding 6 months in any period of twelve months;

(d)

the Executive fails or ceases to meet the requirements of any regulatory body whose consent is required to enable him to undertake all or any of his duties under this Agreement or is guilty of serious breach of the rules and regulations of such regulatory body or of any compliance manual of the Company or any Group Company;

(e)	the Executive is guilty of a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems;

(f)	the Executive is adjudged bankrupt or enters into any composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986;

(g)	the Executive is convicted of an offence under the Criminal Justice Act 1993 or under any other present or future statutory enactment or regulation relating to insider dealing;

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(h)	the Executive becomes prohibited by law or is disqualified or is liable to be disqualified from being a director;

(i)	the Executive resigns as a director of the Company other than at the request of the Company where the Executive is currently a director of the Company;

(j)

the Executive is required to vacate his office as a director of the Company where the Executive is currently a director of the Company and/or any Group Company for whom he performs executive duties by virtue of any provision of the Articles of Association of the Company or any Group Company.

15.2

The Company may suspend the Executive from his employment on full salary and benefits at any time for a reasonable period to investigate any matter in which the Executive is implicated or involved (whether directly or indirectly).

15.3

The termination of the Executive’s employment hereunder for whatsoever reason shall not affect those terms of this Agreement, which are expressed to have effect after such termination and shall be without prejudice to any accrued rights or remedies of the parties.

16	Events on Termination

16.1

On the termination of the Executive’s employment, or at any other time in accordance with instructions given to him by the Company, the Executive will immediately return to the Company all equipment, correspondence, records, specifications, software, models, notes, reports, documents and other information and any copies thereof, including, without limitation, aural, visual or electronic form or on any magnetic or optical disk or memory and wherever located and any other property belonging to the Company (including but not limited to the Company car keys, credit cards, keys and passes) which are in the Executive’s possession or under his control. In such event, Executive covenants that he will not erase or copy data from the hard drives of any Company computers or otherwise destroy any of the foregoing materials.

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16.2

After notice of termination has been given by either party or if the Executive seeks to resign without notice or by giving shorter notice than is required under Clause 3, provided that the Company continues to pay the Executive his basic salary, and to provide all contractual benefits until his employment terminates in accordance with the terms of this Agreement, the Company has absolute discretion for all or part of the notice period:

(a)	to exclude the Executive from such of the premises and IT and telecommunications systems of the Company and/or Group Company as the Company may direct;

(b)	to instruct him not to communicate with brokers, capital providers, suppliers, customers, employees, agents or representatives of the Company or any Group Company.

(c)	not to provide any work to or vest any powers in the Executive

(d)

(except during any periods taken as holiday in the usual way) to require the Executive to ensure that he can be contacted during each working day and comply with any written requests to contact a specified employee of the Company.

Any accrued but unused holiday entitlement shall be deemed to be taken during any period of garden leave.

17.	Resignation of offices

The Executive shall immediately upon the earlier of termination of his employment or notice of termination being served by either party in accordance with this Agreement give written notice resigning forthwith as a director or trustee or from any other office he may hold from time to time with the Company and/or any Group Company or arising from his engagement by the Company and/or any Group Company without any further compensation.

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18.	Grievance and disciplinary procedures

18.1

If the Executive wishes to seek redress of any grievance relating to his employment (other than one relating to a disciplinary decision) he shall apply to the Human Resources Manager and refer to the Company’s grievance procedures.

18.2	If the Executive wishes to seek redress of any grievance relating to a disciplinary decision he shall refer such grievance to the Company’s chairman.

18.3	The Company’s disciplinary and grievance procedures from time to time in force shall apply to the Executive but shall not form part of his contract of employment.

19.	Inventions and improvements

19.1

It shall be part of the normal duties of the Executive at all times to consider in what manner and by what new methods any devices, goods, products, services, processes, equipment or systems of the Company and each Group Company might be improved and/or extended and/or promoted and promptly to give to the Company full details of any invention, discovery, design, improvement or other matter or work whatsoever (the “Inventions”) which he may from time to time make or discover during his employment and to further the interests of the Company and/or any Group Company with regard thereto. The Executive hereby acknowledges and agrees that the sole ownership of the Inventions and all proprietary rights therein discovered or made by him (whether alone or jointly with others) at any time during his engagement hereunder shall (subject to any contrary provisions of the Patents Act 1977 and the Copyright, Designs and Patents Act 1988 and to any rights of a joint inventor thereof) belong free of charge and exclusively to the Company or as it may direct.

19.2

All records, documents, papers (including all copies and summaries thereof) and copyright protected works made or acquired by the Executive in the course of his employment and all worldwide copyright and design rights in all the Inventions, shall be and remain the property of the Company.

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19.3

For the avoidance of doubt the Executive irrevocably and unconditionally waives all rights granted by Chapter IV of Part I of the Copyright, Designs and Patents Act 1988 that vests in the Executive the authorship of any copyright works in respect of the Inventions by the Executive in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

19.4

The Executive hereby agrees (at any time during his employment or thereafter and at the Company’s expense) to do all such acts and things (including without limitation making application for letters patent) as the Company may reasonably request to vest effectually any Invention (whether owned by the Company in accordance with Clause 19.1 or owned by the Executive) and any protection as to ownership or use (in any part of the world) of the same in the Company or in any Group Company or as it may direct, jointly if necessary with any joint inventor thereof, and the Executive hereby irrevocably appoints the Company for the purposes aforesaid to be his attorney in his name and on his behalf to execute and do any such documents acts and things aforesaid.

19.5	The Executive shall not knowingly do or omit to do anything which will or may have the result of imperilling any such protection aforesaid or any application thereof.

20.	General

20.1

No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by either party of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

20.2

The Executive hereby irrevocably and by way of security appoints the Company and each Group Company now or in the future existing to be his attorney and in his name and on his behalf and as his act and deed to sign, execute and do all acts, things and documents which he is obliged to execute and do under the provisions of this Agreement (and in particular, but without limitation, Clauses 17 and 19) and the Executive hereby agrees forthwith on the request of the Company to ratify and confirm all such acts, things and documents signed, executed or done in pursuance of this power.

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20.3	There are no collective agreements, which affect the terms and conditions of the employment of the Executive hereunder.

20.4

The Executive is required, as a condition of his employment, to observe all Company policies and procedures as advised to him by the Company from time to time. These policies and procedures are summarised in the Employee Handbook, and set out in full on the Company’s Intranet.

20.5	This Agreement may only be modified by the written agreement of the parties.

20.6	The Executive cannot assign this Agreement to anyone else.

20.7

If either party agrees to waive their rights under a provision of this Agreement, that waiver will only be effective if it is in writing and it is signed by the relevant party. A party’s agreement to waive any breach of any term or condition of this Agreement will not be regarded as a waiver of any subsequent breach of the same term of condition or a different term or condition.

21.	Reconstruction or amalgamation

If this Agreement is terminated because of the liquidation of the Company for the purpose of amalgamation or reconstruction and the Executive is offered employment with such amalgamated or reconstructed company on terms no less favourable in all material respects than the terms of this Agreement the Executive shall have no claim against the Company in respect of such termination.

If an order is made or an effective resolution is passed for winding up the Company (other than for the purposes of a reconstruction or amalgamation) or the Company is sold or ceases to do business in Europe and the Executive’s employment under this Agreement is terminated or the Executive is dismissed by reason of redundancy (as that term is defined for the purposes of the Trade Union and Labour Relations Act 1992) with less notice than is required hereunder, then the Executive shall be entitled to receive a sum equating to pay he would have been entitled to receive during the unexpired period of the notice period.

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22.	Notices

22.1

Any notice or communication given or required under this Agreement may be served by personal delivery or by leaving the same at or by sending the same through the post addressed in the case of the Company to its registered office from time to time and in the case of the Executive to his aforesaid address or to the address provided from time to time by the Executive to the Company for the purposes of its employment records.

22.2

Any notice sent by post shall be deemed to have been served 48 hours after the time of posting by first class mail and service thereof shall be sufficiently proved by proving that the notice was duly despatched through the post in a pre-paid envelope addressed as aforesaid.

23.	Extent and subsistence of Agreement

This Agreement supersedes all other agreements other than those expressly referred to in this Agreement between the Company or any Group Company and the Executive relating to the employment of the Executive (which shall be deemed to have been terminated by mutual consent). The Executive acknowledges and warrants to the Company that he is not entering into this Agreement in reliance upon any representation not expressly set out herein.

24.	Governing law and jurisdiction

This Agreement shall be governed by and construed in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim, dispute or matter arising out of or relating to this Agreement.

IN WITNESS whereof a duly authorised representative of the Company has executed this Agreement and the Executive has executed this Agreement as his Deed on the date of this Agreement.

SIGNED by	)
on behalf of HERITAGE GROUP SERVICES LIMITED	)

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SIGNED and DELIVERED by	)
the said JULIAN ENOIZI	)
as his Deed in the presence of:	)

Witness’ signature

Witness’ name

Address

Occupation

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ANNEX A

The Working Time Regulations 1998

To:	Heritage Group Services

Knollys House

47 Mark Lane

London EC3R 7QQ

I understand that, amongst other matters, the Working Time Regulations 1998 (the “Regulations”) provide that a worker’s working time should not exceed on average 48 hours for each 7 days over a 17 week reference period. I hereby agree that, in accordance with Regulation 4 of the Regulations, the limit on working time of an average of 48 hours for each 7 days over a 17 week reference period shall not apply to me unless and until I shall give at least 3 months’ written notice to the Company

Signed

Dated